UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2005

AMERICAN STANDARD COMPANIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11415	13-3465896
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Centennial Avenue, P.O. Box 6820, Piscataway, NJ	08855-6820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 980-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Credit Agreement

On July 7, 2005, American Standard Companies Inc. and its wholly-owned subsidiaries, American Standard Inc. and American Standard International Inc. and certain other subsidiaries of American Standard Companies Inc. (collectively, the “Company” or the “Borrowers”), entered into a new $1.0 billion multi-currency 5-year senior unsecured revolving credit facility (the “New Facility”) with the lenders and agent banks party thereto, including JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, J.P. Morgan Europe Limited, as London Agent and Belgian Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, Bank of America, N.A., as Syndication Agent, ABN AMRO Bank N.V., Citicorp USA, Inc. and Mizuho Corporate Bank, Ltd., as Documentation Agents and Lloyds TSB Bank PLC, as Co-Documentation Agent (collectively, the “Lenders”).

The New Facility, which will expire on July 7, 2010, replaces the Company’s existing $1.0 billion revolving credit facility (the “Existing Facility”), which was set to expire on November 6, 2006. The New Facility provides for revolving loans (including swingline loans) to the Borrowers and issuance of letters of credit for the account of the Borrowers in an amount up to $1.0 billion in the aggregate outstanding at any time prior to maturity (collectively, the “Borrowings”).

Consistent with the Existing Facility, the New Facility is comprised of two sub-facilities. Under the first sub-facility (the “U.S. Sub-Facility”), the Borrowers may borrow on a revolving basis loans in an aggregate principal amount at any one time outstanding not in excess of the U.S. Dollar Equivalent of $750 million, with up to the U.S. Dollar Equivalent of $250 million of the U.S. Sub-Facility also being available in the form of letters of credit. Under the second sub-facility (the “Belgian Sub-Facility”), the Belgian Borrowing Subsidiaries may borrow on a revolving basis loans in an aggregate principal amount at any one time outstanding not in excess of the U.S. Dollar Equivalent of $250 million. In addition, both the U.S. Sub-Facility and the Belgian Sub-Facility provide for swingline loans but in no event shall the aggregate amount of all swingline loans under the New Facility exceed the U.S. dollar equivalent of $150 million.

Interest on loans under each of the U.S. Sub-Facility and the Belgian Sub-Facility will be payable at the Company’s election as follows: (i) for Alternate Base Rate loans denominated in U.S. Dollars, interest shall be calculated at a rate per annum equal to the greater of (a) JPMorgan Chase Bank, N.A.’s prime rate and (b) the Federal Funds Effective Rate plus 0.5%; (ii) for LIBOR loans, interest shall be calculated at a rate per annum equal to LIBOR plus an applicable margin which is currently 0.50% but which can vary from 0.350% to 1.0% based on the Company’s credit rating; and (iii) for Competitive Loans, interest shall be calculated pursuant to a competitive bid procedure. The applicable margins used to determine the LIBOR loan rate are determined based upon the ratings assigned to the Company’s senior unsecured long-term debt. The New Facility also provides for certain of the Borrowers to pay various fees including a facility fee on the amount of the Lenders’ commitments thereunder (such fee is currently set at 0.125% per annum but can vary from 0.100% to 0.250% based on the Company’s credit rating). Interest on overdue loans under the New Facility will accrue at per annum rates that are 2% higher than the rates otherwise applicable to such loans.

The proceeds of the initial Borrowings under the New Facility will be used to refinance existing indebtedness of the Company, including indebtedness under the Existing Facility. The proceeds of subsequent Borrowings under the New Facility will be used for working capital and for general corporate purposes (including repayment of commercial paper and other indebtedness, to the extent issued). The New Facility permits voluntary prepayments (without reducing availability for future revolving borrowings) and voluntary commitment reductions at any time, in each case without premium or penalty.

The Borrowings will be unsecured but will be cross-guaranteed by each of American Standard Companies Inc., American Standard Inc. and American Standard International Inc.

The New Facility contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type. Financial covenants include a leverage test whereby the Company’s consolidated total debt to consolidated trailing twelve month EBITDA must not exceed 3.0 to 1.0 and an interest coverage test whereby the Company’s consolidated free cash flow to consolidated interest expense must remain at least 3.25 to 1.0. Other covenants include maintenance of corporate existence and properties, payment of taxes, maintenance of insurance, delivery of financial reports and other information, access to books and records, compliance with laws, and restrictions on liens, subsidiary indebtedness, mergers and sales of assets, and use of proceeds.

The New Facility contains customary events of default, including nonpayment of principal or other amounts when due; breach of covenants; inaccuracy of representations and warranties; cross-default and/or cross-acceleration to other material indebtedness; certain ERISA-related events; certain voluntary and involuntary bankruptcy events; uninsured judgments greater than $50 million entered against the Company or material subsidiaries; and a change in control. If an event of default occurs and is continuing under the New Facility, the Lenders may among other things, terminate their obligations thereunder and require the Company and the guarantors to repay all amounts thereunder.

A copy of the New Facility is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the New Facility does not purport to be complete and is qualified in its entirety by reference to the New Facility. You are encouraged to read the New Facility.

Amendments to Executive Supplemental Retirement Benefit Program and Corporate Officer Severance Plan

On July 7, 2005, the Management Development and Compensation Committee recommended, and the Board of Directors of the company approved, amendments modifying the eligibility criteria for both the Executive Supplemental Retirement Benefit Program (the “SERP”) and the Corporate Officer Severance Plan (the “Severance Plan”) (collectively, the “Plans”). Under the amendment, individuals elected to the positions of Vice President and Treasurer and Vice President and Controller on or after July 7, 2005 (the “Effective Date”) will no longer be eligible to participate in the Plans. Notwithstanding the foregoing, anyone who held the position of Vice President and Treasurer or Vice President and Controller as of the Effective Date will continue to participate in the Plans for so long as such individual remains an elected officer, and in the event they no longer hold the position of an elected officer, until such time as the Management Development and Compensation Committee determines otherwise.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE
SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

On July 7, 2005, the Board of Directors of the Corporation elected Mr. Kirk S. Hachigian and Dale F. Morrison as Class II directors effective as of that date. The Board of Directors has determined that both Mr. Hachigian and Mr. Morrison are independent directors under the New York Stock Exchange Listing Standard and the Corporation’s director independence guidelines as set forth in its Governance Principles. The Board of Directors has not yet appointed either director to any board committee. A copy of the press release announcing their election is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

ITEM 9.01.	EXHIBITS.

The following exhibits are filed or furnished as part of this Report to the extent described in Items 1.01, 2.03 and 5.02.

10.1	Five-Year Credit Agreement, dated as of July 7, 2005 among American Standard Companies Inc. (“Holdings”), American Standard Inc., American Standard International Inc., certain subsidiaries of Holding and the financial institutions listed therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Issuing Bank and Swingline Lender, J.P. Morgan Europe Limited, as London Agent and Belgian Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, Bank of America, N.A., as Syndication Agent, ABN AMRO Bank N.V., Citicorp USA, Inc. and Mizuho Corporate Bank, Ltd., as Documentation Agents and Lloyds TSB Bank PLC, as Co-Documentation Agent.

99.1	Press Release dated July 7, 2005, announcing the election of Kirk S. Hachigian and Dale F. Morrison as directors of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN STANDARD COMPANIES INC.

By:	/s/ Mary Elizabeth Gustafsson
Name:	Mary Elizabeth Gustafsson
Title:	Senior Vice President, General Counsel and Secretary

DATE: July 12, 2005